Exhibit 99.1

Lisa K. Klinger
NEWS RELEASE	Senior Vice President - Finance
FOR IMMEDIATE RELEASE	and Treasurer
(972) 409-1528

Thomas Melito
Director – Treasury Operations
(972) 409-1527

Michaels Stores’ CEO to speak at Bank of America Credit Conference

— Announces Third Quarter Total Sales Decrease 3.0% —

IRVING, Texas – November 19, 2008 – Michaels Stores, Inc. (the “Company”) announced that on November 21, 2008, Brian Cornell, its Chief Executive Officer, will present at the Bank of America 2008 Credit Conference in Orlando, Florida. Also attending will be Elaine Crowley, Executive Vice President-Chief Financial Officer and Lisa Klinger, Senior Vice President – Finance and Treasurer.  A copy of the presentation will be made available on its corporate web site at www.michaels.com under the Investor Relations section.

The Company also reported today that total sales for the third quarter were $906 million, a 3.0% decrease from last year’s $934 million. Same-store sales for the quarter decreased 6.5% on a 2.8% decrease in average ticket, a 3.9% decrease in transactions, and a 0.2% increase in custom frame deliveries. Year-to-date sales of $2.549 billion decreased 0.5% from $2.561 billion for the same period last year.  Same-store sales year-to-date were down 4.1% over the same period a year ago on a 1.2% decrease in average ticket, and a 2.9% decrease in transactions. Canadian currency translation reduced the average ticket for the third quarter by approximately 0.7% and added approximately 0.3% for the first nine months of fiscal 2008.

Additionally, the Company announced that its cash position at the end of the third quarter was approximately $92 million.  In addition to its cash balance, the Company has an asset-based revolving credit facility, which provides senior secured liquidity of up to $1.0 billion subject to a borrowing base as described in the Company’s Annual Report on Form 10-K. As of the end of the third quarter, the Company had borrowings outstanding under this credit facility of $407 million and had an additional $510 million of availability.

As a reminder, the Company plans to release its third quarter results on Tuesday, December 2, 2008, and will conduct a conference call at 4:00 p.m. CT on that date, hosted by Mr. Cornell and Ms. Crowley. Those who wish to participate in the call may do so by dialing 973-935-8513, conference ID# 9430846. Any interested party will also have the opportunity to access the call via the Internet at www.michaels.com. To listen to the live call, please go to the website at least fifteen minutes early to register and download any necessary audio software.  For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at www.michaels.com or by phone at 800-642-1687, PIN # 9430846.

Michaels Stores, Inc. is the largest specialty retailer in North America of arts, crafts, framing, floral, wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of November 18, 2008, the Company owns and operates 1,014 Michaels stores in 49 states and Canada and 163 Aaron Brothers stores.

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063

(972) 409-1300

Any statements in this press release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Those risks are described in the Company’s public announcements, reports to stockholders and SEC filings, including but not limited to Reports on Forms 10-K, 8-K and 10-Q, copies of which are available from the SEC or may be obtained upon request from the Company. The Company undertakes no obligation to revise the forward-looking statements contained therein to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).